CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made this 20th day of April, 2011, by and between XZERES WIND CORP., a Nevada corporation (the "Company") having its principal place of business at 9025 SW Hillman Court, Building 31 Suite #3126,Wilsonville, Oregon 97070 and ROCHESTER POWER SAVER, INC., a New York corporation (the "Consultant") and MICHAEL DANA (the “Principal”), each having an address at 35 Mooring Line Drive, Rochester, New York 14622.

RECITALS:

WHEREAS the Company has acquired substantially all of the assets of the Consultant pursuant to the terms of an Asset Acquisition Agreement (the “Asset Acquisition Agreement”) by and among, the Consultant, the Principal and Lisette Dana, as sellers, and the Company, as purchaser; and

WHEREAS the Principal is the principal shareholder of the Consultant; and

WHEREAS in connection with the aforementioned acquisition, the Consultant has agreed to provide consulting services to the Company on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

a) Engagement.

The Company hereby retains the Consultant as a consultant to provide consulting services with respect to (a) the manufacture of the products heretofore manufactured by the Consultant and sold to the Company pursuant to the terms of the Asset Acquisition Agreement, (b) the sales of said products to customers, and (c) product development for all current and future products of the Company; and the Consultant hereby accepts such retention upon the terms and conditions hereinafter set forth. The Consultant agrees that its services hereunder shall be provided by the Principal and that the Principal shall devote substantially all of his business time, skill, labor and attention to the services required of the Consultant under this Agreement and shall perform such services in a manner consonant with the duties of such position.

b) Term.

The term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall terminate on the third (3rd ) anniversary thereof, unless sooner terminated pursuant to the provisions of Article 5 of this Agreement.

c) Certain Responsibilities of Consultant and Principal.

i) Rules, etc. The Consultant agrees that it will comply with all laws, rules, regulations and special instructions applicable to it in the performance of its duties (including without limitation legal and proper rules established and special instructions given to the Consultant by the Company).

ii) Relevant Information. The Consultant and Principal each agree that it or he will make available to the Company any and all material information of which it or he has knowledge that is relevant to the business of the Company (the “Business”), which includes, but may not be limited to the providing of energy, electricity, renewable energy and clean energy and will make all suggestions and recommendations which it or he feels will be of benefit to the Company.

iii) Other Business Opportunities. The Consultant and Principal shall make all business opportunities with which it becomes familiar pertaining to the Business available to the Company and will not make available any such business opportunities to any other person or entity nor to itself or himself individually.

iv) Ownership rights. The Consultant and Principal agree that any intellectual property and other property rights in any work product, discoveries, or inventions, related to the business of the Company including but not limited to anything related to energy, electricity, renewable energy or clean energy, developed by the Consultant and/or the Principal during the term of this Agreement (collectively, the “IP”) including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights related thereto, shall be deemed to be owned exclusively by the Company. The Consultant and Principal further acknowledge that all IP which are developed by it (solely or jointly with others) during the term of the consultancy are “works for hire” (to the greatest extent permitted by applicable law) but that, in the event that same are not deemed to be worked for hire, the Consultant and Principal each hereby unconditionally and irrevocably transfer and assign to the Company any and all rights, title and interest the either the Consultant or Principal may currently have (or in the future may have) by operation of law or otherwise in or to any IP. The Consultant and Principal each agree to execute and deliver to Company any transfers, assignments, documents or other instruments necessary or appropriate to vest complete title and ownership of any IP, and all associated rights, exclusively in Company pursuant to this Agreement. The Consultant and Principal each acknowledge and agree that, in the event of any violation the covenants contained in this Section 3.4, the Company will have no adequate remedy at law. The Consultant and Principal each accordingly agree that in the event of any violation of this Section 3.4, the Company shall be entitled to specific performance and other equitable relief in addition to any other relief at law to which it may be entitled.

d) Consulting Fee.

During the term of this Agreement, the Company shall pay to the Consultant for its services hereunder:

i) Base Consulting Fee. A base consulting fee of One Hundred Five Thousand ($105,000) Dollars per annum, payable bi-weekly by direct deposit to the bank account within the United States designated by Consultant.

ii) Commissions. In addition to the base consulting fee a commission (the "Commission") equal to five (5%) percent of all Net Sales directly resulting from the sales activities of the Consultant. For purposes hereof "Net Sales" shall mean net revenues, on a cash basis, from sales after returns and allowances, and after other necessary eliminations and adjustments are made, all calculated in accordance with generally accepted accounting principles, consistently applied.

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iii) Company's Rights to Decline Orders. The Company shall have the absolute right to decline any order placed through the Consultant without any liability to the Consultant for a Commission. The Company will use its best efforts to determine and pay the Commission on a monthly basis within fifteen (15) days after the end of each month. The determination by the Company of the Commission shall be submitted in writing to the Consultant. Except for any specific objections with respect to which the Consultant gives the Company notice within thirty (30) days following the Consultant being given the Company's determination, the determination of the Company shall be final and binding on the Consultant and anyone else interested therein without any right of review, appeal or redetermination.

e) Termination of Consultancy.

The retention of the Consultant by the Company shall terminate (the "Termination Date") upon the occurrence of any of the following:

i) End of Term. The end of the term of this Agreement, as provided in Article 2 hereof;

ii) Death. The death of the Principal;

iii) Disability. At the option of the Company, the Disability of the Principal for a continuous and consecutive three (3) month period. "Disability" shall mean the Principal's inability to render either (a) for a period of three (3) consecutive months or (b) in the aggregate of ninety (90) days in any consecutive six month period, services hereunder by reason of a disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Consultant and the Company. If the Consultant and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. If the Principal shall be Disabled, shall thereafter return to work and shall thereafter become Disabled, then such latter Disability shall be deemed a continuation of the former Disability (and not a new Disability) unless the Principal has returned to work on a full time basis and has substantially performed all of his duties for a period of four (4) continuous and consecutive weeks;

iv) For Cause. The giving of written notice by the Company to the Consultant of termination for Cause. "Cause" shall mean any one or more of the following, as determined by the Company in good faith: (a) the willful or knowing failure or refusal of the Consultant substantially to perform its duties hereunder; (b) the breach by the Consultant or Principal of any of the material obligations of the Consultant and/or Principal under this Agreement; (c) the engaging by the Consultant or Principal in: (i) an act of fraud, (ii) an illegal or criminal act, (iii) a dishonest act, or (iv) misconduct materially injurious to the Company, monetarily or otherwise, including but not limited to any action which holds the Consultant or the Company in public disrepute; (d) a breach by the Consultant of any fiduciary duty to the Company; (e) malfeasant or negligent conduct; or (f) any violation by the Consultant or Principal of any Federal or state securities law; or (g) a breach by the Principal of any restrictive covenants contained in the Asset Acquisition Agreement or this Agreement.

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f) Effect of Termination.

In the event of the termination of the Consultant’s consultancy for any of the reasons set forth in Article 5 hereof, all sums payable to the Consultant shall terminate as of the Termination Date and the Consultant shall only be entitled to payment of any sums previously accrued hereunder.

g) Confidentiality of Information and Duty of Nondisclosure.

i) Acknowledgment. The Consultant and Principal each acknowledge and agree that the Consultant’s engagement by the Company under this Agreement necessarily involves his understanding of and access to certain trade secrets and confidential information pertaining to the Business as well as relationships with customers and suppliers of the business of the Company.

ii) Confidentiality. Accordingly, the Consultant and Principal each agree that at all times during the term of this Agreement and thereafter, it and he will not, directly or indirectly, without the express authority of the Company unless directed by applicable legal authority having jurisdiction over the Consultant and/or Principal, disclose to or use for the benefit of any person, firm or entity (a “Person”), or himself, any files, trade secrets, proprietary information or other Confidential Information concerning the Company or its Business. Further, the Consultant and Principal each agree that it and he will not, directly or indirectly, remove or retain, without the express prior written consent of the Company, any figures, calculations, letters, papers, records, documents, instruments, drawings, designs, programs, or any copies thereof, or any information or instruments derived therefrom, or any other similar documents or information of any type or description, however such information might be obtained or recorded and on whatever medium such information may be contained, arising out of or in any way relating to the Company or its Business obtained as a result of or in connection with his retention, heretofore or hereafter, by the Company. The Consultant and Principal each acknowledge that all of the foregoing constitutes proprietary information, which is the exclusive property of the Company. As used in this Section 7.2, “Confidential Information” shall mean any information relating to this Agreement, the Business or affairs of the Company, and information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with its business.

iii) Limitations on Obligations. From and after the Termination Date, the restrictions set forth in this Article shall not apply to such information which is then in the public domain, if the Consultant or Principal was not responsible, directly or indirectly, for permitting such information to enter the public domain without the consent of the Company.

h) Covenant Not to Compete.

i) Consideration. This covenant between the Consultant and Principal, on one hand, and the Company, on the other hand, is being executed and delivered by the parties in consideration of the covenants of the Company and the Principal contained in this Agreement and the agreement of the Company to acquire substantially all of the assets of the Consultant pursuant to the Asset Acquisition Agreement.

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ii) Non-Compete. The Consultant and Principal each hereby agree that during the term of this Agreement and for a period commencing on the termination of the consultancy hereunder for any reason whatsoever, with or without cause, voluntarily or involuntarily, and ending three (3) years after the Termination Date (the “Restricted Period”), except on behalf of the Company, it and he will not, directly or indirectly, as agent, employee, consultant, representative, stockholder, manager, member, partner or in any other capacity, own (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person), operate, manage, control, engage in, invest in (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person) or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in any business competitive with any portion of the Business anywhere in the world (the “Territory”).

iii) Non-Solicitation. Without limiting the generality of the provisions of Section 8.2, the Consultant and Principal each hereby agree that during the Restricted Period, it and he will not, except on behalf of the Company, directly or indirectly, solicit, or participate as agent, employee, consultant, representative, stockholder, manager, partner or in any other capacity in any business which solicits business from any Person which is or was a customer or supplier of the Business at any time during the three (3)-year period preceding the date of such solicitation, or from any successor in interest to any such Person for the purpose of securing business or contracts related to any portion of the Business.

iv) Interference with Relationships. .

(1) During the Restricted Period, the Consultant and Principal each shall not, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, manager, member, partner or in any other capacity, request, directly or indirectly, that any suppliers, customers or clients of the Company, or other Persons sharing a business relationship with the Company curtail or cancel their business with the Company, or in any other way interfere with any such business relationships with the Company, or otherwise take action which might be to the material disadvantage of the Company.

(2) During the Restricted Period, the Consultant and Principal each shall not, without the prior written consent of the Company, except on behalf of the Company, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, manager, member, partner or in any other capacity, employ or engage, or recruit or solicit for employment or engagement, any person (i) who is employed or engaged by the Company or any of its affiliates, (ii) who was employed or engaged by the Company within six (6) months of such contact, or otherwise seek to influence or alter any such person’s relationship with the Company .

v) Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term or any particular restrictive covenant contained in this Article 8 too lengthy or the Territory too extensive, the other provisions of this Article 8 shall nevertheless stand, and the Restricted Period and/or the Territory shall be reduced to such duration or size of such court shall determine to be permissible.

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i) Certain Remedies.

i) Accounting. The Consultant and Principal each agree that upon a breach of any of the covenants set forth in Article 7 or 8, the Company shall be entitled to an accounting and payment by the Consultant and Principal of all profits realized by it or him as a result of any such violation, in addition to the injunctive relief set forth in Section 9.2.

ii) Injunctive Relief. The Consultant and Principal each acknowledge and agree that the covenants set forth in Articles 7 and 8 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if the Consultant and/or Principal breaches any of the terms of Article 7 or 8 and that in the event of any actual or threatened breach by the Consultant and/or Principal of any of the provisions contained in Article 7 or 8, the Company will have no adequate remedy at law. The Consultant and Principal each accordingly agree that in the event of any actual or threatened breach by it or him of any of the provisions contained in Article 7 or 8, the Company shall be entitled to injunctive and other equitable relief, without the necessity of showing actual monetary damages and without posting any bond or other security, in addition to pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages.

iii) Independent Covenants. The provisions of Articles 7 and 8 shall be read and construed and shall have effect as separate, severable and independent provisions or restrictions, and shall be enforceable accordingly. The existence of any claim or cause of action which the Consultant and/or Principal may have against the Company shall not constitute a defense or bar to the enforcement of any of the covenants contained in Articles 7 and 8.

iv) Costs of Enforcement. In addition thereto, if the Company must resort to litigation to enforce any of the covenants contained in Article 7 or 8, the Company shall be entitled to recover from the Consultant and/or Principal all of its costs of enforcement, including reasonable attorneys' fees.

v) Extension of Covenant. If the Company must resort to litigation to enforce any of the covenants contained in Article 8 which has a fixed term, then such term shall be extended for a period of time equal to the period of such breach, beginning on the date of a final court order (without further right of appeal) acknowledging the validity of such covenant or, if later, the last day of the original fixed term of such covenant.

j) Survival of Obligations. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Consultant and Principal under Articles 7 and 8, and the rights and remedies of the Company under Article 9 shall survive the termination of the Consultant's services hereunder for any reason whatsoever.

k) Non-Disparagement. Consultant will not, at any time, during or after this Agreement, directly or indirectly, publish or communicate disparaging or derogatory statements or opinions in any way about the Company or its affiliates, including but not limited to disparaging or derogatory statements or opinions about the Company’s management, products or services, to any third party. It shall not be a breach of this section for Consultant to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings based upon the Consultant’s reasonable belief and are not made in bad faith. The Company will not, at any time, during or after this Agreement, directly or indirectly, publish or communicate disparaging or derogatory statements or opinions about Consultant to any third party unrelated to the Company. It shall not be a breach of this section for the Company, or its employees to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal or government filings that are based on the Company’s reasonable belief and are not made in bad faith.

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l) Consultant Representations.

The Consultant and Principal represent and warrant to the Company, knowing and intending that it shall rely thereon, as follows:

i) No Violations. The execution and delivery of this Agreement by the Consultant and Principal, and the performance by the Consultant and Principal of their obligations hereunder, does not violate any other agreement or contract to which the Consultant and/or Principal is a party or by which it or he may be bound.

ii) Authority. The Consultant and Principal have the power and authority to enter into this Agreement and this Agreement constitutes the valid, legal and binding obligation of the Consultant and Principal, enforceable in accordance with its terms.

iii) No Prior Obligations. Principal is under no obligation to any former employer or any other person which is in any way inconsistent with, or which imposes any restriction upon, Consultant's or Principal’s undertakings under this Agreement.

iv) Counsel. The Consultant and Principal have reviewed this Agreement with John I. Menard, Esq., a member of the Bar of the State of New York.

m) Successors.

i) The Consultant. This Agreement is personal to the Consultant and, without the prior express written consent of the Company, shall not be assignable by the Consultant.

ii) The Company. This Agreement shall inure to the benefit of and be binding upon the Company, and its affiliates, successors and assigns.

n) Miscellaneous.

i) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, applied without reference to principles of conflict of laws.

ii) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

iii) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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If to the Consultant

and/or Principal: 35 Mooring Line Drive

Rochester, New York 14622

with a copy to: John I. Menard, Esq.

Van Loon Menard, Attorneys at Law

1 South Washington Street, Suite 410

Rochester, New York 14614

If to the Company: at its then principal place of business

with a copy to: Paul M. Petigrow, Esq.

Lampf, Lipkind, Prupis & Petigrow, P.A.

80 Main Street, Suite 350

West Orange, New Jersey 07052-5482

or to such other address as any party hereto shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

iv) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

v) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

vi) Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

vii) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement, to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

viii) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

ix) Headings. The headings in this Agreement are for the convenience of reference only and shall not be deemed to define, limit, or describe the scope and intent of this Agreement, or any article or section thereof, or to alter or affect the interpretation of any provision thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

XZERES WIND CORP.

By: /s/David N. Baker

David N. Baker, Chairman of the Board

ROCHESTER POWER SAVER, INC., Consultant

By: /s/Michael Dana

Michael Dana, President

/s/Michael Dana

MICHAEL DANA, Principal

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